Exhibit 3.1.doc
                           - 19 -


                   THE COMPANIES LAW, 1999

                 A COMPANY LIMITED BY SHARES

                   ARTICLES OF ASSOCIATION

                             OF

                         Inrob Ltd.

                 and in Hebrew: .............

PRELIMINARY

 1. In these Articles, unless the context otherwise requires:

 1.1  THE COMPANY - means the above named Company.

 1.2 THE OFFICE - means the registered office of the Company at any given time, as determined by the Board of Directors.

 1.3  THE COMPANIES ORDINANCE - means The Companies Ordinance
   (Revised Draft) - 1983, as amended or modified and in force at the date at which these Articles become binding upon the Company.

 1.4  THE COMPANIES LAW - means The Companies Law, 1999.

 1.5 THESE ARTICLES - means these articles of association, as amended and valid from time to time.

 1.6 THE REGISTER - means the register of shareholders to be kept in accordance with the Companies Law, or, if the Company shall have any branch register(s) - any such branch register(s), as the case may be.

 2. Subject to the above and unless the context otherwise requires, expressions defined in the Companies Law shall, in these Articles, have the meanings so defined; words importing the singular shall include the plural, and vice versa, words importing the masculine gender shall include females, and words importing persons shall include bodies corporate.

 3. All headings contained in these Articles are for convenience only and should not be used for purposes of interpretation.

AMENDMENTS

 4. The Company is entitled to amend these Articles by a resolution of the General Assembly voted for by simple majority.

PURPOSE

 5. The Company is incorporated for the purpose of engaging in any legal business.

PUBLIC COMPANY

 6. The Company's shares may be listed for trade or offered to the public, as defined in the Securities Law, 1968.

 7. There are no restrictions over the Company's Shares, and the Company may invite the public to subscribe for any shares or debentures or debenture stock of the Company.
   There  shall  be  no  limitations  over  the  number   of
   shareholders of the Company at any time, nor over the right of transfer of shares.

DONATIONS

 8. The Company is entitled to donate reasonable sums of money to worthy causes, as shall be determined by the management of the Company, even if these donations are not intended to increase the income of the Company.

SHARES

 9. The stock of the Company is composed of five hundred million (500,000,000) Ordinary Shares with 0.01 NIS par value having equal rights among themselves.

 10.  Each holder of an Ordinary Share shall be entitled to:

 10.1 Receive notice of all general assemblies of the Company and to participate in and vote at such assemblies.

 10.2 One vote for each share held on an as converted basis.

 10.3 The right to receive dividends and any other benefit resulting from the shares at a rate proportionately equal to the number of shares issued and outstanding on an as converted basis.

 10.4 Participate in the distribution of the assets of the Company, in the event of the liquidation of the Company at a rate proportionately equal to the number of shares issued and outstanding on an as converted basis.

LIABILITY OF SHAREHOLDERS

 11. The liability of the shareholders of the company is limited by shares.

SHARE CERTIFICATES

 12. Share certificates shall be issued under the seal or rubber stamp of the Company and shall bear the signature of the person or persons authorized to sign on behalf of the Company, or authorized thereto by the Board of Directors. No bearer shares may be issued. Share certificates registered in the names of two or more persons shall be delivered to the person first named on the register in respect of such co-ownership.

 13. Unless the terms of the allotment of the shares provide otherwise, every shareholder shall be entitled to one certificate for all the shares registered in his name, and if the Board of Directors so approves (upon payment of the amount which may from time to time be fixed by the Board of Directors), to several certificates, each for one or more of such shares. Each share certificate shall specify the denoting numbers of the shares in respect of which it is issued.

 14. If a share certificate is defaced, lost or destroyed, it may be renewed on payment of such fee, if any, and on such terms as to evidence and indemnity, as the Board of Directors thinks fit.

SHARES

 15. Subject to the provisions of any relevant law or regulation then in effect, and without prejudice to any special rights previously conferred on the holders of existing shares in the Company, the Company may issue shares with such preferred or deferred rights or rights of redemption or other special rights or such restrictions, whether in regard to dividends, voting, repayment of share capital or otherwise, as the Company may determine from time to time.

 16. Without prejudice to anything herein provided, if at any time the share stock is divided into different classes of shares, the rights attached to any class unless otherwise provided by the terms of issue of the shares of that class, may be modified, abrogated or otherwise dealt with by the Company, with the sanction of a resolution passed at a separate general assembly of the holders of the shares of that class.

 17. The provisions of these Articles relating to general assemblies and to the convening thereof and to notices in respect thereof and to resolutions to be passed thereat shall mutatis mutandis apply to every separate general assembly referred to in Article 16; provided always that the requisite quorum at every such separate general assembly shall be one or more shareholders present in person or by proxy and holding between them more than 50% (fifty percent) of the issued shares of that class.

 18. The shares shall be under the control of the Board of Directors, who may allot them or otherwise dispose of them to such persons, on such terms and conditions, in cash or in kind, and either at a premium or at par, or, subject to the provisions of the Companies Law, at a discount and at such times as the Board of Directors may deem fit.

 19. The Board of Directors is entitled, at its sole discretion, to issue shares to various persons, at terms and conditions of issue which differ between such persons. The Board of Directors will not have to offer newly issued shares to the existing shareholders before offering them to third parties, as it may see fit.

 20. Save as herein otherwise provided, the Company shall be entitled to treat the registered holder of any share as the absolute owner thereof, and, accordingly, shall not, except as ordered by a court of competent jurisdiction, or as by statute required, be bound to recognize any equitable or other claim to or interest in such share on the part of any other person.

 21. The Board of Directors is entitled to pay a commission, in cash or in kind, to any person in consideration for the acceptance, or causing the acceptance, of any share or bond of the Company, of a value to be determined by the Board of Directors at its sole discretion, subject to the terms of the Companies Law or any relevant law or regulation then is effect.

CALLS

 22. The Board of Directors may from time to time and at its sole discretion make such calls upon the shareholders in respect of all moneys unpaid on the shares held by such shareholders, unless the terms of allotment thereof provided for the moneys to be paid at a later fixed date and each shareholder so called shall pay to the Company the amount of every call so made on him to the persons and at the time and place specified by the Board of Directors.

 23. A call may be made payable by instalments, and shall be deemed to have been made on the date the resolution of the Board of Directors authorizing such a call was passed.

 24. 7 days notice of any call shall be given, specifying the time and place of payment and to whom such call shall be paid, provided that the Board of Directors may, by notice in writing to the shareholders, revoke the same or extend the time of payment thereof.

 25. If by the terms of issue of any share or otherwise any amount is made payable at any fixed time or by instalments at fixed times, whether on account of the par value of the share, if they were issued at par value, or by way of premium or any amount due in respect of the shares, every such amount or instalment shall be payable as if it were a call duly made by the Board of Directors and of which due notice had been given, and all the provisions herein contained in respect of such call shall apply to such amount or to such instalment.

 26. The joint holders of a share shall be jointly and severally liable to pay all calls in respect thereof.

 27. If the amount of any call or instalment is not paid on or before the due date for payment thereof, then the person who is for the time being the owner of the share on which the call was made or the instalment became due shall pay interest on the said amount at the maximum rate permissible under the law for the time being, or at such lesser rate as may be determined by the Board of Directors from time to time, as from the date of payment until the same is actually paid. The Board of Directors shall, however, be at liberty to waive the payment of interest, wholly or in part.

 28. If the Board of Directors thinks fit, it may receive from any shareholder willing to advance the same, any amount due on account of all or any of his share which have not yet been called or in respect of which the date of payment has not yet fallen due and, unless otherwise agreed with such shareholder, the Board of Directors may pay him interest on all or any of the amounts so advanced up to the date when same would, if not paid in advance, have fallen due, at such rate of interest as may be agreed upon between the Board of Directors and such shareholder, and the Board of Directors may at any time repay any amount so advanced by giving such shareholder a three months' prior notice in writing.

FORFEITURE AND LIEN

 29. If any shareholder fails to pay any call or instalment on or before the day appointed for payment of the same, the Board of Directors may at any time thereafter, as long as the said call or instalment remain unpaid, serve a notice on such shareholder, requiring him to pay the same, together with any interest that may have accrued and all expenses that may have been incurred by reason of such non-payment.

 30. The notice shall name a day (not being less than seven days from the date of the notice) and a place or places on and at which such call or instalment and such interest and expenses as aforesaid are to be paid. The notice shall also state that in the event of non-payment at or before the time and at the place appointed, the share in respect of which the call was made or the instalment is payable will be liable to be forfeited.

 31. If the terms of any such notices as aforesaid are not complied with, any share in respect of which such notice has been given may, at any time thereafter, before payment of all calls or instalments, interest and expenses, due in respect thereof, be forfeited by a resolution of the Board of Directors to that effect. Such forfeiture shall include all dividends declared in respect of the forfeited shares and not actually paid before the forfeiture.

 32. Any share so forfeited shall be the property of the Company, and the Board of Directors may, subject to the provisions hereof, sell, re-allot and otherwise dispose of the same as it may deem fit.

 33. Any shareholder whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, and shall have no rights associated with the forfeited shares, including voting rights and rights to receive dividends. Notwithstanding, such person shall be liable to pay, and shall forthwith pay, to the Company all calls, instalments, interest and expenses owing upon or in respect of such shares at the time of forfeiture, together with interest thereon from the time of forfeiture until payment, at the maximum rate of interest permissible under the law for the time being, and the Board of Directors may enforce the payment of such moneys, or any part thereof, if it so thinks fit, but shall not be under any obligation to do so.

 34. The Board of Directors may at any time, before any share so forfeited shall have been sold, re-allotted or otherwise disposed of, annul the forfeiture on such conditions as it thinks fit.

 35. The Company shall have a first and paramount lien upon all the shares registered in the name of each shareholder, and upon the proceeds of sale thereof, for his debts,
   liabilities  and  engagements  arising  from  any   cause
   whatsoever, solely or jointly with any other person, to or with the Company, whether the period for the payment, fulfilment or discharge thereof shall have actually arrived or not, and no equitable interest in any share shall be created. Such lien shall extend to all dividends from time to time declared in respect of such shares. Unless otherwise provided, the registration by the Company of a transfer of shares shall be deemed to be a waiver on the part of the Company of the lien (if any) on such shares.

 36. For the purpose of enforcing such lien, the Board of Directors may sell the shares subject thereto in such manner as it thinks fit; but no sale shall be made until the period for the fulfilment or discharge of the debts, liabilities and engagements as aforesaid shall have arrived, and until notice in writing of the intention to sell shall have been served on such shareholder, his executors or administrators, and default shall have been made by him or them in the payment, fulfilment or discharge of such debts, liabilities or engagements for seven days after such notice.

 37. The net proceeds of any such sale, after payment of the costs thereof, shall be applied in or towards satisfaction of the debts, liabilities or engagements of such shareholder (including debts, liabilities and engagements which have not yet fallen due for payment or satisfaction) and the residue (if any) shall be paid to the shareholder, his executors, administrators or assigns.

 38. Upon any sale after forfeiture or for enforcing a lien in exercise of the above powers, the Board of Directors may appoint a person to execute an instrument of transfer of the shares sold and cause the purchaser's name to be entered in the Register in respect of the shares sold, and the purchaser shall not be bound to see to the regularity of the proceedings, or to the application of the purchase money, and after his name has been entered in the Register in respect of such shares, the validity of the sale shall not be impeached by any person, and the remedy of any person aggrieved by the sale shall be in damages only and against the Company, exclusively.


TRANSFER OF SHARES

 39. The Company's shares may be listed for trade or offered to the public, as defined in the Securities Law, 1968.

 40. There are no restrictions over the transferability of the Company's Shares, and the Company may invite the public to subscribe for any shares or debentures or debenture stock of the Company.

 41. No transfer of shares shall be registered unless a proper instrument of transfer has been submitted to the Company. The Board of Directors may decline to recognize any instrument of transfer unless it is accompanied by the certificate of the shares to be transferred, if issued, and such other evidence as the Board of Directors may reasonably require to show the right of the transferor to transfer the shares.

 42. The instrument of transfer of any shares shall be in writing, in the form materially similar to that set forth here below, or in any form approved by the Board of Directors, and shall be signed by the transferor and transferee.

      I,   the  undersigned,  _____________  do  hereby
      transfer to _______________, whose address is located at ______________("Transferee"), _____
      ordinary shares of_________ Ltd., such shares to be held by Transferee on terms and conditions identical to those on which I held the shares.

      Date:_____________    Transferor:  ______________
      Witness: _____________

       I agree to accept the shares on the above terms and conditions.

      Date:_____________   Transferee:  _______________
   Witness: _____________

 43. Until such time as the transferee is registered in the Register in respect of the shares transferred to him, the rights and obligations of the registered owner of the shares shall in no way be affected by the attempt to transfer them.

 44. The Board of Directors may suspend the registration of transfers of shares during the fourteen days immediately preceding any general assembly, provided that a notice to that effect was sent to the shareholders.

 45. The executors and administrators of a deceased sole holder of a share, or, if there are no executors or administrators, the persons beneficially entitled as heirs of a deceased sole holders, shall be the only persons recognized by the Company as having any title to the share.

 46. If a share is registered in the names of two or more holders, the Company shall recognize the survivor or survivors as the only persons having any title to or benefit in the share. The Company may recognize the receiver or liquidator of any shareholder in winding-up or dissolution, or the trustee in bankruptcy or any official receiver of a bankrupt shareholder as being entitled to the shares registered in the name of such shareholder.

Any person becoming entitled to a share in consequence  of
the  death of any person, upon producing evidence  of  the
grant   of   probate  or  letters  of  administration   or
declaration of succession or such other evidence as the Board of Directors may deem sufficient that he sustains the identity in respect of which he proposes to act under this Article or of his title, shall be registered as a shareholder in respect of such shares or may, subject to the regulations as to transfer herein contained, transfer such shares.

 47. The receiver or liquidator of a shareholder in winding up or in dissolution, or the trustee in bankruptcy, or any official receiver of any bankrupt shareholder, upon producing such evidence as the Board of Directors may deem sufficient that he sustains the character in respect of which he proposes to act under this Article or of his title, may, with the consent of the Board of Directors (which the Board of Directors may refuse to grant without assigning any reason for its refusal), be registered as a shareholder in respect of such shares, or may, subject to the regulations as to transfer herein contained, transfer such shares.

ALTERATION OF SHARE CAPITAL

 48. The Company may from time to time, by a resolution of the general assembly voted for by a simple majority, whether or not all the shares then authorized have been issued, and whether or not all of the shares then issued have been called up for payment, increase its share capital by the creation of new shares, and such increase shall be in such amount and shall be divided into shares of such nominal amounts, and be issued subject to such restrictions and terms and with such rights and preferences, as the resolution creating the same shall provide.

 49. Unless otherwise provided in the resolution authorizing the increase of share capital, the new shares shall be subject to the same provisions applicable to the shares of the original capital with regard to the payment of calls, lien, forfeiture, transfer, and transmission and otherwise.

 50. Subject to any law or regulation then in effect the Company may resolve to:

 50.1 Consolidate and divide its share capital into shares of larger amount than its existing shares;

 50.2 Divide, by sub-division of its existing shares, or any of them, into shares of smaller amount than was fixed in these Articles, or divide or sub divide the shares at any stated ratio if no amount was fixed to the shares in these Articles, all subject, nevertheless, to the provisions of the Companies Law;

 50.3 Reduce its share capital in any manner on such terms and conditions and subject to receipt of such approvals as required by the Companies Law.

BORROWING POWERS

 51. Subject to the terms of these Articles, the Board of Directors may from time to time, at its sole discretion, borrow or secure the payment of any sum or sums of money for the purposes of the Company.

 52. The Board of Directors may, subject to the terms of these Articles, raise or secure the repayment of such sum or sums in such manner, at such times and upon such terms and conditions in all respects as they think fit, and, in particular, by the issue of bonds, perpetual or redeemable debentures, debenture stock, or any mortgages, charges, or other securities on the undertaking or the whole or any part of the property of the Company, both present and future, including its uncalled capital for the time being and its called but unpaid capital.

GENERAL ASSEMBLIES

 53. The Company shall hold general assemblies of its shareholders as required by the Companies Law. Annual general assemblies shall be called "annual assemblies", all other assemblies of the Company shall be called "special assemblies".

 54. In the event that an annual assembly was not convened in any particular year, the Company shall send its financial statements to all shareholders listed in the Register, no later than the date on which the general assembly should have been convened, had the Company elected to convene annual general assemblies.

 55. The Board of Directors may, whenever it thinks fit, convene a special assembly, and shall be obliged to do so upon a receipt of a demand in writing in accordance with any law which may be valid at that time.

 56. 21 days prior notice of any general assembly shall be given to all shareholders listed in the Register, specifying the place, the day and the hour of the assembly and the general nature of every matter on the agenda. Said notice shall be given in any manner given by the Board of Directors, subject to any requirement under applicable law.

 57. The accidental omission to give notice of an assembly to, or the non-receipt of notice by, any shareholder shall not invalidate the proceedings at any assembly.

 58. A resolution in writing signed by all shareholders of the Company entitled to vote at general assemblies, or a resolution in writing to which all said shareholders have agreed to in writing, by fax, by e-mail, by telephone, or by any other mean of communication, providing that written conformation to such consent shall be provided thereafter, shall be deemed as valid and effective for all purposes as if unanimously passed at a general assembly duly convened and held.

 59. The Company is entitled to hold general assemblies by all media available, provided that all the shareholders participating are capable of listening to each other simultaneously. All the provisions of these Articles relating to general assemblies shall apply, mutatis mutandis, to such general assemblies.

PROCEEDINGS AT GENERAL ASSEMBLIES

 60. No business shall be transacted at a general assembly unless the requisite quorum is present at the commencement of the business, and no resolution shall be passed unless the requisite quorum is present when the resolution is voted upon. Save as herein otherwise provided, one shareholder or more, present in person or by proxy and holding between them more than 50% of the Ordinary Shares of the Company, on an as converted basis, shall constitute a quorum at general assemblies.

 61. If within half an hour from the time appointed for the assembly a quorum is not present, the assembly, if convened upon demand as aforesaid under any law then valid, shall be dissolved, but in any other case, it shall stand adjourned to the same day in the next week, at the same time and place, or to such other day and/or time and/or place as the
   Board  of  Directors  may,  by  written  notice  to   the
   shareholders, appoint, and at such adjourned assembly the presence of any number of shareholders shall be deemed a quorum.

 62. No business shall be transacted at an adjourned assembly other than the business which was on the agenda of the assembly from which the adjournment took place.

 63. The Chairman of the general assembly of the Company shall be chosen within fifteen minutes after the time appointed for holding the assembly. If within 15 minutes such Chairman was not appointed or such Chairman has not arrived or is unwilling to act as Chairman, the Chairman of the Board of Directors, shall be the Chairman.

 64. Subject to the terms of the Companies Law, a resolution of the Company will be deemed adopted if passed by the votes of the holders of more than 50% (fifty percent) of the shares of the voting at the general assembly on an as converted basis, whether in person or by proxy, subject to any applicable law.

 65. Every question submitted to a general assembly shall be decided by a show of hands. However, if a secret poll is requested by a shareholder or shareholders holding at least 10 % of the outstanding shares of the Company present in person or by proxy and entitled to vote at the assembly, the same shall be decided by secret poll as requested. A poll may be requested before the proposed resolution is voted upon or immediately after the declaration of the Chairman of the results of the vote by a show of hands. If a poll is demanded after such declaration, the results of the vote by a show of hands shall be of no effect and the proposed resolution shall be decided by secret poll.

 66. If a poll is requested as aforesaid, it shall be taken in such manner and at such time and place as the Chairman of the assembly directs, and either at once or after an interval or adjournment, or otherwise, and the result of the poll shall be deemed to be the resolution of the assembly at which the poll was demanded. The request for a poll may be withdrawn at any time before the poll is taken.

 67. The demand for a poll shall not prevent the continuance of an assembly for the transaction of any business other than the question on which the poll has been demanded. A poll demanded on the election of a Chairman and on a question of an adjournment shall be taken forthwith.

 68. A declaration by the Chairman of the assembly that a resolution has been carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the book or proceedings of the company, shall be prima facie evidence of the fact.

 69. The Chairman of a general assembly may adjourn the same from time to time and from place to place, and the Chairman shall do so if the assembly so demands; but no business shall be transacted at any adjourned assembly other than the business left unfinished at the assembly from which the adjournment took place. A notice of the adjournment and of the matters to be included in the agenda of the adjourned assembly shall be given to all shareholders entitled to receive notices of general assemblies.

VOTES OF SHAREHOLDERS

 70. Every shareholder, present in person or by proxy, shall, whether on a show of hands or upon a poll, have one vote in respect of every share held by him, on an as converted basis.

 71. Shareholders may vote either personally or by proxy, or, if the shareholder is a corporate entity, by a representative pursuant to Article 72 or by a duly authorized proxy.

 72. A corporate entity being a shareholder of the Company may, by resolution of its directors or any other managing body thereof, authorize in writing any person it deems fit to be its representative at any assembly of the Company. Any person authorized in writing as aforesaid shall be entitled to exercise on behalf of the corporation which he represents all the powers which the corporation could have exercised if it were an individual shareholder.

 73. The instrument appointing a proxy or, if a corporate entity, a representative, shall be in writing, signed by the appointer or by the corporate entity. The instrument appointing a proxy shall be in the following form, or as near thereto as possible:

       "I/We ________________ of _______________, being a
       shareholder(s) of __________________, hereby appoint
       ________________ of _________________, or, failing him,
       ________________ of _________________,  as my/our proxy, to vote for me/us and on my/our behalf at the General Assembly of the Company to be held on the ____________ day of ______________ and at any adjournment thereof.

             As witness my/our hand this________________".

 74. In case of joint holders, the vote of the senior who tenders a vote, whether in person or by proxy, shall be accepted to the exclusion of the votes of the other joint holders; and for this purpose seniority shall be determined by the order in which the names stand in the Register.

 75. No shareholder shall be entitled to vote at any general assembly unless all calls or other sums presently payable by him in respect of his voting shares in the Company have been paid.

 76.    The   instrument   appointing   a   proxy   or   the
   representative, shall be deposited at the registered office of the Company or with the Chairman of the assembly, no later than the time appointed for holding the assembly at which the person named in the instrument proposes to vote.

 77. A vote given in accordance with the terms of an instrument of appointment of proxy or representative shall be valid notwithstanding the previous death of the principal, or revocation of the appointment, or transfer of the share in respect of which the vote is given, provided that no intimation in writing of the death, revocation or transfer shall have been received at the office or by the Chairman of the assembly before the vote is given.

 78. A shareholder entitled to more than one vote need not cast all the votes to which he is entitled, or cast them all in the same manner.

THE BOARD OF DIRECTORS

 79. The number of members of the Board of Directors of the Company shall be no less than two (2) and no more than ten
   (10), as determined from time to time by a resolution of the general assembly of the shareholders of the Company.

 80. A corporation may be appointed as a director of the Company. A corporation serving as a director as aforesaid shall appoint an individual, entitled to serve as a director of a company, to serve on its behalf. The name of such individual shall be registered in the register of directors, as a serving director of the Company at such time, and he shall be subject to all the duties, obligations and liabilities of a director, jointly and severally with the serving corporation. The corporation shall be entitled to replace such individual at its sole discretion.

 81. The members of the Board of Directors shall be appointed by the general assembly and a the general assembly, from time to time, shall have the right to:

 81.1 Remove from office a Director and appoint another in his place provided that such the Director has been given a reasonable opportunity to plead his case before the general assembly.

 81.2 Appoint a Director in place of a Director previously appointed and whose office has been vacated for any reason whatsoever.

 82. Any appointment or removal of Directors shall become effective on the date on which a resolution was made or on a later date as may be detailed in such resolution. A person or a corporation who has ceased to be a member of the Board of Directors shall be eligible for re-appointment.

 83. If any member of the Board of Directors is not appointed, or if the office of a member of the Board of Directors is vacated, the continuing members of the Board of Directors may act in every matter. If the number of Directors falls below the quorum they shall not act except in an emergency.

 84. The office of an external director, if appointed, shall be vacated in the manner prescribed by the Companies Law.

 85. The office of a member of the Board of Directors, including initial Directors, shall ipso facto be vacated upon the happening of any of the following events:

 85.1 Upon his death, or, if the Director is a corporation - upon its winding-up;

 85.2 If he be found lunatic or become of unsound mind;

 85.3 If he become bankrupt;

 85.4 If his period of appointed has terminated;

 85.5 If he resign his office as Director by notice in writing to the Company;

 85.6 If he is removed from office under Article 81;

 85.7 If he is convicted of a crime with disgrace (Hebrew) or such other crime as set forth in articles 226(a)(1) or (3) of the Companies Law (subject to any law or regulation to the contrary, the conviction of such director shall not prevent him from being re-elected as director

 85.8 In accordance with a decision by an authorized court as set forth in article 233 of the Companies Law.

 86. A member of the Board of Directors shall not be required to hold qualification shares.

 87. A member of the Board of Directors, except for external directors, if appointed, may, by notice in writing to the Company, appoint an alternate for himself (hereinafter referred to as - "the Alternate Director"), remove such Alternate Director and appoint another in his place, and also appoint another Alternate Director in place of any Alternate Director appointed by him whose office has been vacated for any reason whatsoever. Any appointment or removal of an Alternate Director shall become effective on the date fixed in the notice of appointment or removal, as the case may be, but not before delivery thereof to the Company.

 88. Any person or corporation eligible to be appointed as a director of the Company and who is not serving as a member of the Board of Directors of the Company or as an Alternate
   Director, may serve as an Alternate Director.

 89. As long as an Alternate Director holds office, he shall be entitled to receive notices of meetings of the Board of Directors and to attend and vote at such meetings as if he were a member of the Board of Directors, and he shall have all the rights, duties and liabilities of the member of the Board of Directors for whom he acts as alternate. The Alternate Director shall not be entitled to vote at meetings at which the Director who appointed him is present.

 90. The office of a Alternate Director shall ipso facto be vacated if he is removed from office in accordance with the terms hereof or if the office of the member of the Board of Directors by whom he has been appointed alternate is vacated for any reason whatsoever, or if any of the events set forth in article 85 shall apply to such Alternate Director

 91. The members of the Board of Directors, their alternates and proxies, if any, shall not be remunerated out of the funds of the Company unless the Board of Directors so decides, at the rate determined by the Board of Directors and subject to the receipt of all approvals required under any applicable law or regulation.

PROCEEDINGS OF THE BOARD OF DIRECTORS

 92. The Board of Directors may meet together for the despatch of business, adjourn and otherwise regulate their meetings as they think fit and determine the quorum necessary for the transaction of business, provided however, that the quorum shall always be no less than two. Unless otherwise determined, at least one half of the members of the Board of Directors present in person or by telephone or represented by their alternates shall be a quorum. Any director absent from any meeting by virtue of his personal interest in the resolution to be discussed or voted on, shall be counted as present for the purpose of the quorum, notwithstanding his absence.

 93. No business shall be transacted at a meeting of the Board of Directors unless the requisite quorum is present at the commencement of the meeting, and no resolution shall be passed unless the requisite quorum is present when the resolution is voted upon.

 94. The Board of Directors shall convene whenever necessary and in any event at least once per three (3) months. The Secretary, upon a receipt of a demand in accordance with any law which may be valid at that time, shall convene a meeting of the Board of Directors.

 95. Any notice of a meeting of the Board of Directors may be given orally, by telephone, in writing, by fax or by e-mail, and it shall be given at least two days prior to the date fixed for the meeting, accompanied by details of the matters to be discussed at such Board Meeting. No business shall be transacted at a meeting of the Board of Directors and no resolution shall be passed except regarding the matters which advance notice has been given for or regarding which all directors present have agreed upon.

 96. The board of directors is entitled to hold meeting by all media available, provided that all the directors are capable of listening to each other simultaneously, provided that the Chairman of the meeting shall record minutes of the meeting and shall attached to such minutes written confirmation, including by e-mail or fax, of all the participants. All the provisions of these Articles relating to meetings of the Board of Directors shall apply, mutatis mutandis, to such meetings.

 97. Resolutions proposed at any meeting of the Board of Directors shall be deemed adopted if passed by a majority of the votes of the members of the Board of Directors present at the meeting.

 98. The Board of Directors shall appoint one of its members as Chairman thereof, remove such Chairman from office and appoint another in his place. The Chairman of the Board of Directors shall take the chair at every meeting of the Board of Directors, but if at any meeting he is not present within 15 minutes of the time appointed for the meeting, or if he is unwilling to take the chair, the members of the Board of Directors present shall choose one of their number to be the Chairman of such meeting.

 99. The Chairman of any meeting of the Board of Directors, whether he be the Chairman of the Board of Directors or any other member thereof, shall not have a second or casting vote.

 100. A meeting of the Board of Directors at which a quorum is present shall be competent to exercise all the authorities, powers and discretions by or under the regulations of the Company for the time being vested in or exercisable by the Board of Directors generally.

 101. Subject to any restrictions set forth in the Companies Law, the Board of Directors may for any special matter delegate any of its powers to committees consisting of two or several members, whether or not such members of committees are members of the Board of Directors, as the Board of Directors may deem fit, and it may from time to time revoke such delegation. Any committee so formed (in these Articles referred to as "a Committee of the Board of Directors"), shall, in the exercise of the powers so delegated, conform to any regulations that may be imposed on it by the Board of Directors.

 102. The meetings and proceedings of any such Committee of the Board of Directors, shall be governed by the provisions herein contained for regulating the meetings of the Board of Directors, so far as the same are applicable thereto, and so far as not superseded by any regulations made by the Board of Directors under this Article. Subject to the provisions of any applicable law, the board of directors shall be entitled to annul any resolution adopted by a Committee of the board of directors, though such annulment shall not prejudice the validity of such resolution vis-a-vis a third party which acted on reliance of an action of the Company pursuant to such resolution.

 103. All acts done in good faith at any meeting of the Board of Directors, or of a committee of the Board of Directors, or by any person acting as a member of the Board of Directors shall, notwithstanding that the appointment of any such a member of Board of Directors or persons acting as aforesaid, or any of them, shall afterwards be discovered as faulty or that they or any were disqualified, be as valid as if every such person had been duly appointed and was qualified to be a member of the Board of Directors or of such Committee of the Board of Directors. Any such resolution shall be voidable in the manner set forth in the Companies Law.

 104. A resolution in writing signed by - including by way of fax or e-mail - or agreed to by telephone, provided that written approval shall provided later - all members of the Board of Directors or their alternates, or a resolution in writing to which all members of the Board of Directors or their alternates have agreed in writing or by telephone shall be as valid and effective for all purposes as if unanimously passed at a meeting of the Board of Directors duly convened and held.

 105. No member of the Board of Directors shall be disqualified by his office from holding any office or place of profit under the Company or under any company in which the Company shall be a shareholder or otherwise interested, and from contracting with the Company either as vendor, purchaser, or otherwise, nor shall any such contract, or any contract or arrangement entered into by or on behalf of the Company in which any member of the Board of Directors shall be in any way interested be avoided, nor shall any member of the Board of Directors be liable to account to the Company for any profit arising from any such office or place of profit or realized by any such contract or arrangement by reason only of such member of the Board of Directors holding
   that   office  or  of  the  fiduciary  relations  thereby
   established, but it is declared that the nature of his interest must be disclosed by him at the meeting of the Board of Directors at which the contract or arrangement is first taken into consideration, if his interest then exists, or in any other case - at the first meeting of the Board of Directors after the acquisition of his interest.

POWERS OF THE BOARD OF DIRECTORS

 106. The management of the business of the Company shall be vested in the Board of Directors, and the Board of Directors may exercise all such powers and do all such acts and things as the Company is, by these Articles of Association and/or under any relevant law or regulation that may be in effect from time to time, authorised to exercise and do, and are not hereby or by statute directed or required to be exercised or done by the Company in general assembly, but subject, nevertheless, to the provisions of the Companies Law, and of these Articles and any regulations or resolutions not being inconsistent with these Articles made from time to time by the Company in general assembly; provided that no such regulation or resolution shall invalidate any prior act done by or pursuant to the directions of the Board of Directors which would have been valid if such regulations or resolutions had not been made.

 107.   The   Board  of  Directors  will  be   entitled   to
   retroactively approve any act or commission or omission which, at the time of the retroactive approval, the Board of Directors is authorized to approve. The general assembly of the shareholders of the Company is entitled to retroactively approve any act or commission or omission of the Board of Directors or any sub-committee thereof which was approved or enacted by them without authority or whilst exceeding their authority. From the retroactive approval by the Board of Directors of the general assembly as aforesaid, the said acts shall be deemed to have been approved at the time they were performed.

GENERAL MANAGER(S)

 108. The Board of Directors shall, from time to time, appoint one or more persons to be a General Manager(s) of the Company, either for a fixed term or without any limitation as to the period for which he or they is or are to hold such office, and any General Manager shall have such powers as may be conferred upon him by decision of the Board of Directors from time to time. The Board of Directors may, from time to time, subject to the provisions of any contract between him or them and the Company, remove or dismiss such General Manager(s) from office and appoint another or others in his or their place or places.

 109. The Board of Directors may instruct the General Manager as to the manner in which he is to act in certain manners. In the event that the General Manager shall not act in the manner instructed by the board of directors, the board of directors shall be entitled to act in his place.

 110. The General Manager shall have all the management and operational authority not granted any other organ in these Articles or under any applicable law or regulation and he will be responsible for the day to day management of the affairs of the Company, within the company policy determined by the Board of Directors and subject to its supervision and instruction. Subject to approval by the Board of Directors, the General Manager is entitled to devolve some of his powers to persons subordinate to him.

 111. Subject to the provisions of any contract between him and the Company and any relevant rules or regulations that may be in effect from time to time, the remunerations of a General Manager shall from time to time be fixed by the Board of Directors, and may be by way of fixed salary, or commission or dividends, profits or turnover of the Company or of any other company in which the Company is interested, or by participation in any such profits, or by any or all of those modes.

INTERESTED PARTY TRANSACTIONS

 112. Any interested party in, or officer of, the Company shall make all disclosures to the Company required under any applicable law or regulation. All approvals or permits required for any particular transaction of the Company, shall be received as required by any law or regulation.

   Unexceptional transactions (Hebrew) as defined in the Companies Law with a director and officer (Hebrew) of the Company or in which such a director and officer (Hebrew) of the Company has a personal interest, shall require the approval of the general manager only.


REGISTER OF SHAREHOLDERS

 113. The Company shall keep a register of its shareholders which shall be open to the review of all persons entitled to such review under law, in which the following details will be entered:

 113.1 The names, identity numbers and addresses of each of the shareholders, the number of each class of shares held by each shareholder and the numbers of these shares, if numbered, the par value of such shares and any amount still due, if due, on account of the shares.

 113.2 The date of issue of these shares or the date of transfer to the shareholder.

 113.3 Any other details which the Company may be required to include in the shareholders register under any applicable law or regulation.

 114. The Company may, subject to and in accordance with the provisions of the Companies Law, keep branch registers in any place outside of Israel, provided that the main register in Israel shall include details of the shares included in such branch registers outside of Israel.

MINUTES

 115. The Board of Directors shall cause minutes to be duly entered in books provided for the purpose:

     115.1 Of the names of the members of the Board of Directors present at each meeting of the Board of Directors and of any Committee of the Board of Directors;

     115.2 Of the names of the shareholders present at each general assembly;

     115.3 Of all directions given by the Board of Directors to any Committee of the Board of Directors;

     115.4 Of all proceedings of general assemblies and of meetings of the Board of Directors and Committees of the Board of Directors.

     115.5 All other details required by law or by these Articles to be entered in the books.

 116. Any minutes as aforesaid of a meeting of the Board of Directors, of a meeting of a Committee of the Board of Directors or of a general assembly of the Company, if purporting to be signed by the Chairman of such meeting or by the Chairman of the next succeeding meeting or by the Chairman of such general assembly, shall be accepted as prima facie evidence of the matters therein recorded.

SIGNATURE RIGHTS

 117. The Board of Directors shall be entitled to authorize any person or persons (even if he or they is or are not member(s) of the Board of Directors) to act and sign on behalf of the Company, and the acts and signatures of such persons on behalf of the Company shall bind the Company insofar as such person or persons acted and signed within his or their powers aforesaid.

THE SECRETARY, OFFICERS AND EMPLOYEES

 118. The Board of Directors, and the General Manager if so authorised, may from time to time, appoint a Secretary to the Company, as well as officers, personnel, agents and attorneys, for fixed, provisional or special duties, as the Board of Directors and General Manager, if so authorized may from time to time deem fit, and may from time to time, in their discretion, suspend the service of any one or more of such persons.

 119. Subject to the terms of these Articles, the Board of Directors or the General Manager may determine the powers and duties, as well as the salaries and emoluments, of such persons, and may demand security in such cases and at such amounts as it deems fit.

DISTRIBUTION (Hebrew)

 120. The Company shall be entitled to perform a distribution
   (Hebrew) as defined in the Companies Law, including distributing dividends and buy-backs of shares, in the manner set forth in the Companies Law.

DIVIDENDS AND RESERVE FUNDS

 121. The decision to distribute dividends shall be made by the Board of Directors of the Company, in accord with the provisions of the Companies Law. Before declaring any dividend, the Board of Directors may set aside, out of the profits of the Company, such sums as it thinks proper, as a reserve fund to meet contingencies, or for equalizing dividends, or for repairing, improving and maintaining any of the property of the Company, and for such other purposes as the Board of Directors shall in its absolute discretion think conducive to the interests of the Company; and may invest the several sums to set aside upon such investments as it may think fit, and from time to time deal with and vary such investments, and dispose of all or any part thereof for the benefits of the Company, and may divide the reserve fund or any part thereof in the business of the Company, and that without being bound to keep the same separate from the other assets.

 122. Subject to the rights of holders of shares with special rights as to dividends, and subject to the provisions of these Articles as to the reserve fund, all the dividends shall be paid to shareholders in proportion to the amount of capital paid-up on the nominal amount of the shares held by them respectively, provided that any amount paid on a share during the period in respect of which the dividend has been declared shall entitle the holder of such share only to a proportionate amount of the dividend having regard to the date of the payment of the said amount of capital; and provided further that any capital paid-up on a share in advance of calls and which has not yet called due for payment, and upon which the Company pays interest to the shareholder, shall not be considered for the purpose of this Article as an amount paid-up on the share.

 123. The Board of Directors, when declaring a dividend, may resolve that such dividend be paid, wholly or partly, by the distribution of specific assets and/or of bonus shares, and, in particular, by distribution of paid-up shares, debentures or debenture stock of the Company, or paid-up shares, debentures or debenture stock of any other company, or in any one or more of such ways.

 124. Subject to the terms of any applicable law or regulation, the Board of Directors may resolve that:

     124.1 Any moneys, investments, or other assets forming part of the undivided profits of the Company standing to the credit of any fund, including a fund for the redemption of capital, or a fund arising from a revaluation of any immovable or other properties and assets of the Company, or in the hands of the Company and available for dividends, or representing premiums received on the issue of shares and standing to the credit of the share premium account, be capitalised and distributed amongst such of the shareholders as would be entitled to receive the same if distributed by way of dividend and in the same proportion on the footing that they become entitled thereto as capital; and that all or any part of such capitalized fund be applied on behalf of such shareholders in paying up in full, either at part or at such premium as the resolution may provide, any unissued shares or debentures or debenture stock of the Company which shall be distributed accordingly, or in or towards the payment, in full or in part, of the uncalled liability on any issued shares or debentures or debenture stock;

     124.2 And that such distribution or payment shall be accepted by such shareholders in full satisfaction of their interests in the said capitalised sum.

 125. For the purpose of giving effect to any resolution under the two last preceding Articles, the Board of Directors may settle any difficulty which may arise in regard to the distribution as it thinks expedient, and, in particular, may issue fractional certificates, and may fix the value for distribution of any specific assets, and may determine that cash payments shall be made to any shareholders upon the footing of the value so fixed, or that fractions of less than the par value, if par value was so fixed, may be disregarded in order to adjust the rights of all parties, and may vest any such cash or specific assets in trustees upon such trusts for the persons entitled to the dividend or capitalised fund as may seem expedient to the Board of Directors. Where requisite, a proper contract shall be filled in accordance with any law, and the Board of Directors may appoint any person to sign such contract on behalf of the persons entitled to the dividend or capitalised fund, and such appointment shall be effective.

 126. The Board of Directors may deduct from any dividend, bonus or other amounts to be paid in respect of shares held by any shareholder, whether alone or together with another shareholder, any sum or sums due from him and payable by him alone or together with any other person to the Company on account of calls or the like.



BOOKS OF ACCOUNT

 127. The Board of Directors shall cause accurate books of account to be kept in accordance with the provisions of the Companies Law and all other applicable laws, or any modification thereof for the time being in force. The books of account shall be kept at the registered office of the Company, or at any other place or places, as the Board of Directors may deem fit, and they shall always be open to inspection by members of the Board of Directors. No shareholder, not being a member of the Board of Directors, shall have any right of inspecting any account or book or document of the Company except as conferred by law or authorized by the Board of Directors or by the Company in general assembly.

AUDITOR

 128. The Company shall appoint an auditor who shall audit the accounts of the Company and the annual financial statements of the Company and shall provide further services as may be required by the Company.

 129. Company's auditor shall be appointed at the annual general assembly of its shareholders, which shall be entitled to appoint such auditors (including the initial auditors appointed by the Board of Directors) for a period of time which shall be no longer than three annual auditing periods.

 130. The remuneration of the auditor or auditors shall be determined by the Board of Directors, who shall inform the annual general assembly as to the salary determined.

EXEMPTION FROM LIABILITY, INSURANCE AND COMPENSATION

 131. The Company is entitled to exempt, in advance, a director and officer (Hebrew) of the Company from his liability towards the Company, in whole or in part, for damages caused as a result of malpractice or a lack of his business judgment (Hebrew).

 132. Subject to any relevant law or regulation that may be in effect from time to time, the Company will be entitled to insure any and all directors and officers (Hebrew) of the Company against any claims against him due to his position as director of the Company and/or any acts of omission and/or commission performed by him in such a capacity, including, without limitation, claims as to malpractice and lack of business judgment, breach of fiduciary duties (provided that the director or officer acted in good faith and had reasonable cause to assume that his actions would not prejudice the interests of the Company) and a monetary liability towards a third party.

 133. Subject to any relevant law or regulation that may be in effect from time to time, the Company will, in addition, be entitled, in advance (for a specified set of events which, at the time the decision was made by the board of directors of the Company were foreseeable and in an amount which the board of directors determined was reasonable in the circumstances) or retroactively without limitation, to compensate and/or hold harmless, any officer or director of the Company for any monetary liability, including reasonable court and legal fees, which he may incur during or as a result of civil proceedings commenced against him or criminal proceedings from which he was acquitted - including as a result of a decision by any judicial or semi judicial body or arbitration or compromise agreement - for any acts of commission or omission performed by him in his capacity as an officer or employee of the Company.

 134. The ability of the Company to exempt, insure, compensate and hold harmless its directors and officers as set forth above shall be given the widest possible interpretation permissible under all applicable laws and regulations.


FINANCIAL STATEMENTS

 135. The Company shall issue annual financial statements which will include a balance sheet for December 31 and a statement of profit and loss for the year ended on that date, as required by law.


NOTICES AND MISCELLANEOUS

 136. A notice may be given by the Company to any shareholder, either personally or by sending it to him by fax, by e-mail, by any other media available or by post to the address, if any, supplied by him to the Company for giving of notices to him, or in the absence of such address, to his registered address (if any).

 137. A shareholder whose given address is outside of Israel shall inform the Company in writing of a correspondence address in Israel, which shall be deemed as the sole address of such shareholder in all and every respects. No shareholder shall be entitled to receive any notices outside of Israel.

 138. Where notice is sent by post, service of the notice shall be deemed to be effected by properly addressing, prepaying and posting a letter containing the notice, and, unless the contrary is proved, the service shall be deemed to have been effected after two days of the day when it was sent. If notice is given by e-mail, by fax, or by other available media the notice shall be deemed to have been effected at the same business day the notice was sent, as evidenced by a written confirmation, provided that a hard copy of the notice was also subsequently posted to the shareholder.

 139. A notice may be given by the Company to the joint holders of a share by giving notice to the joint holder named first in the Register in respect of the share.

 140. Notwithstanding the above, notice of every general assembly need be given only in the manner prescribed by the Companies Law or any applicable regulation and no notice to individual shareholders of such general assembly need be given.

 141. Notice of every general assembly shall be given in any manner hereinbefore authorized to all holders of shares and to every person entitled to a share in consequence of the death or bankruptcy or winding-up, of a shareholder who, but for his death, bankruptcy or winding-up would have been entitled to receive notice of the meeting. No other persons shall be entitled to receive notices of general assemblies.

 142. A notice shall be given by the Company to the persons entitled to a share in consequence of the death, bankruptcy or winding-up of a shareholder by sending it through the post in a prepaid letter addressed to them by name, or by the title or representatives of the deceased, or trustee of the bankrupt or liquidator, or by any like description, at the address, if any, supplied for the purpose by the person claiming to be so entitled, or - until such address has been so supplied - by giving the notice in any manner in which the same might have been given if the death, bankruptcy or winding-up had not occurred.

WINDING-UP

 143. If the company be wound up, the assets available for distribution among the shareholders as such shall be distributed among the shareholders on an as converted basis.

 144. Upon winding the company up, subject to any rules or regulations that may be in effect at any time and subject to receipt of the approval of the general assembly of the Company, the liquidator of the Company or the receiver of the assets of the Company may distribute the assets of the company in kind and not in cash. For this purpose, the said liquidator or receiver will be entitled to value the assets to be distributed in kind.